Exhibit 99.3

Therapeutic Solutions International, Inc.
Pro-Forma Consolidated Balance Sheets
December 31, 2010

	Therapeutic Solutions International, Inc.	Splint Decisions Inc.	Adjustments		Consolidated
			Dr)	Cr)
A S S E T S

Current assets
Cash	$1	$2,365			$2,366

Total current assets	1	2,365			2,366

Total assets	$1	2,365			2,366

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Accounts payable	$5,736	$-			$5,736
Related party payable	22,231	10,021			32,252
Total current liabilities	27,967	10,021			37,988

Stockholders' (Deficit) Equity
Shares held in escrow	-	-			-
Preferred Stock	-	-			-
Common Stock	28,710	2			28,712
Additional paid in capital	2,048,048	-			2,048,048
Deficit accumulated during the development stage	(2,104,724)	(7,657)			(2,112,381)
Total stockholders' (deficit) equity	(27,966)	(7,655)			(35,621)

Total liabilities and stockholders' (deficit) equity	$1	$2,365			$2,366

Therapeutic Solutions International, Inc.
Pro-Forma Consolidated Statements of Operation
Year ended December 31, 2010
					Consolidated
	Therapeutic Solutions International, Inc.	Splint Decisions Inc.	Adjustments
			Dr)	Cr)

Revenues	-	260			260

Revenues	$-	$260			$260

Cost of Goods Sold	-	12			12

Gross Profit	-	247			247

Expenses
Incorporation Fees	-	4,604			4,604
Travel	2,149	-			2,149
Administrative Expenses	-	301			301
Professional fees	458,572	3,000			461,572
Total expenses	460,721	7,905			468,626

Other income	2,500	-			2,500

Net loss	$(458,221)	$(7,657)			$(466,126)

Basic (loss) earnings per share	$(0.02)	$(7.66)			$(0.02)

Weighted average shares outstanding	24,866,164	1,000			24,867,164

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2010

1.

Basis of Presentation

Pursuant to a common stock share exchange agreement dated November 16, 2010, between Friendly Auto Dealers, Inc. (the Company) and Splint Decisions Inc. (Splint Decisions); the Splint Decisions shareholders agree to exchange all of their common stock in Splint Decisions for 85% of the total restricted outstanding and issued shares of the Company.

Since not all information required for annual financial statements is included herein; the following unaudited pro forma condensed consolidated financial statements presented below should be read in conjunction with the Company’s Form 10-Q for the twelve months ended December 31, 2010 and the Splint Decisions Inc. financial statements for the period ended December 31, 2010. These statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars.

The following unaudited pro forma condensed consolidated financial statements as of December 31, 2010 are presented as if the merger occurred on January 1, 2010.

.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our financial position and results of operations actually would have been for the periods presented, nor do such financial statements purport to represent the results of future periods. The pro forma adjustments are based upon available information.

Based on a review of the accounting policies of Splint Decisions, it is the Company management’s opinion that there are no material accounting differences between the accounting policies of Splint Decisions Inc. and Therapeutic Solutions International, Inc.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with the Company’s accounting policies.   No potential costs savings, non-recurring charges, or credits are anticipated by the Company’s management subsequent to completion of the transactions.

2.

 Business Acquisition

The share exchange agreement as described above is intended to qualify as a tax-free exchange pursuant to Section 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Following completion of the transaction, the Company’s articles of incorporation will be amended to increase the number of the Company’s authorized commons shares from seventy million to seven hundred million shares.

3.

Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

a.)

All of the Splint Decisions Inc. common shareholders exchange agree to exchange all of their common stock in Splint Decisions, equal to 100% of the issued and outstanding shares, for 250,523,333 of the Company’s restricted common shares representing 85.00% of the total number of issued and outstanding shares of the Company.

b.)

The exchange agreement will be accounted for as a reverse merger and a tax-free reorganization.

4.

Pro Forma Share Capital

Pro forma share capital at December 31, 2010 has been determined as follows:

Issued Common Shares of:	Number of shares	Par Value	Additional Paid-in Capital	Amount
Therapeutic Solutions International, Inc.	294,733,333	$294,733	$2,048,048	$2,342.781
Splint Decisions Inc.	-0-	-0-	-0-	-0-
Pro forma balance	294,733,333	$294,733	$2,048,048	$2.342.781